UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 7, 2007

                           Portec Rail Products, Inc.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)

        West Virginia                    0-50543                 55-0755271
----------------------------       ------------------         ----------------
(State or Other Jurisdiction)     (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania.                    15238
------------------------------------------------                    -----
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (412) 782-6000
                                                     --------------

                                 Not Applicable
                                ---------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement
            ------------------------------------------

     On March 7, 2007, Portec Rail Products, Inc. (the "Company") entered into an agreement to sell its facility in Wrexham, Wales, United Kingdom, consisting of land and a building, to Eifion Lloyd Davies, an individual, trading as GHA Coaches, based in the United Kingdom. The sale price for the property is 1,025,000 British pound sterling (approximately $2.0 million U.S. dollars). A copy of the Sale Agreement is attached as Exhibit 10.1 to this report.

Item 9.01   Financial Statements and Exhibits
            ---------------------------------

(a)  Financial statements of businesses acquired. Not Applicable.

(b)  Pro forma financial information. Not Applicable.

(c)  Shell company transactions: Not Applicable.

(d)  Exhibits.

     The following Exhibit is attached as part of this report:

     10.1 Sale Agreement between Portec Rail Products, Inc. and Eifion Lloyd Davies, trading as GHA Coaches.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    PORTEC RAIL PRODUCTS, INC.



DATE: March 12, 2007                       By:     /s/ John N. Pesarsick
                                                   -----------------------------
                                                   John N. Pesarsick
                                                   Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.          Description

10.1 Sale Agreement between Portec Rail Products, Inc. and Eifion Lloyd Davies, trading as GHA Coaches.